Exhibit 10.24

                                    AGREEMENT

                  This Agreement made the 14th day of September, 1998 by and between SHIRLEY B. DiPACE, residing at 120 East Hartsdale Avenue, Hartsdale, NY 10530 (Landlord) and DATA PATH TECHNOLOGIES, INC., with offices at 220 Tompkins Avenue, Pleasantville, NY 10570 (Tenant).

                  WHEREAS, the Tenant currently occupies premises known as 220 Tompkins Avenue, Pleasantville, NY 10570 pursuant to the terms of a written Lease which by its terms expired on April 30, 1998; and

                  WHEREAS, the Landlord and Tenant extended the term of said Lease to August 30, 1998 pursuant to the terms of a written agreement dated March 6th, 1998; and

                  WHEREAS, the Landlord and Tenant have agreed to extend the term for an additional four years commencing September 1, 1998;

                  NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other valuable consideration, it is mutually agreed as follows:

                  1) The term of the current Lease between the Landlord and Tenant is hereby extended to August 30, 2002.

                  2) Paragraph 1 of the Lease Agreement (Rent) is amended as follows:

                           a) The Tenant shall pay to the Landlord during the first two years of the term of this lease, an annual rental of Eighty-Six Thousand Four Hundred and 00/100 ($86,400.00) payable in advance commencing September 1, 1998 in equal monthly installments of Seven Thousand Two Hundred and no/100 Dollars ($7,200.00) per month on the first day of each and every month thereafter until August 20, 2000.

                           b) During the second two years of the terms of this lease commencing September 1, 2000, an annual rental of Eighty Eight Thousand Nine Hundred Ninety Two Dollars ($88,992.00) payable in monthly installments of $7,416.00 commencing September 1, 2000, until the end of the term.

                  3) Paragraph 29 of the Lease is hereby amended to provide the tax base for purposes of computations for future adjustments for Town, School and Village Taxes shall be those taxes which are due and paid in April, June and September of 1998, which shall be the base year for computation of all future tax increases.

                  4)        Paragraph 38 and 39 of the Lease are cancelled.

                  Except as hereinafter modified, and other terms and conditions of the Lease Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and year and date first above written.



                                   DATA PATH TECHNOLOGIES, INC.
 /s/ Shirley B. DiPace
-----------------------------
SHIRLEY B. DiPACE, (Landlord)


                                   By: /s/ Edward M. Kelly
                                       ---------------------------------
                                       Edward M. Kelly, Vice President, (Tenant)













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